                            SCHEDULE 14C INFORMATION
       Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934


Check the appropriate box:

         / X /    Preliminary Information Statement
         /  /     Definitive Information Statement

                                Parentech, Inc.
                  (Name of Registrant As Specified In Charter)

                                 Not Applicable
 (Name of Person(s) Filing the Information Statement if other than Registrant)

Payment  of Filing Fee (Check the appropriate box):

         /X/ No fee required.
         / / Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

          1) Title of each class of securities to which transaction applies:

                  Common Stock, no par value
                  Preferred Stock, no par value

          2) Aggregate number of securities to which transaction applies:

                     43,397,293 shares of Common Stock


          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4) Proposed maximum aggregate value of transaction:

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
         2) Form, Schedule or Registration Statement No.:
         3) Filing Party:
         4) Date Filed:

                                PARENTECH, INC.
                        777 SOUTH HIGHWAY 101, SUITE 215
                             SOLANA BEACH, CA 92075

                -----------------------------------------------

                             INFORMATION STATEMENT
         PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,
           AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                -----------------------------------------------

                       WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                -----------------------------------------------


                                  INTRODUCTION

This notice and information statement (the "Information Statement") will be mailed on or about April ____, 2004 to the stockholders of record, as of April 1, 2004, of Parentech, Inc., a Delaware corporation (the "Company") pursuant to:
Section 14(c) of the Exchange Act of 1934, as amended to inform the Stockholders that the majority stockholders of the Company executed a written consent dated April 1, 2004 providing for an amendment to the Company's Certificate of Incorporation reducing its issued and outstanding shares of common stock through undertaking a one for two hundred reverse stock split. This notice and information statement attached hereto shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law (the "DGCL").

Our board of directors has unanimously approved the reverse stock split, as have stockholders representing a majority of our issued and outstanding shares of common stock. Accordingly, your approval is not required and is not being sought.

Please read this notice carefully. It describes the essential terms of the reverse stock split and contains certain information concerning the reverse stock split. The certificate of amendment effectuating the reverse stock split is attached to this Information Statement as EXHIBIT A. Additional information about the Company and its predecessor (Premier Classic Art, Inc.) is contained in its periodic reports filed on periodic and current reports filed with the United States Securities and Exchange Commission (the "Commission"). These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission's EDGAR archives at http://www.sec.gov/index.htm.

The principal executive office of the Company is located at 777 South Highway 101, Suite 215 Solana Beach, CA 92075. The Company's telephone number is (858) 847-9000.

                -----------------------------------------------

            THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO
           STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER
                               DESCRIBED HEREIN.

                -----------------------------------------------


                                PARENTECH, INC.
                        777 SOUTH HIGHWAY 101, SUITE 215
                             SOLANA BEACH, CA 92075

                -----------------------------------------------

                             INFORMATION STATEMENT
         PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                -----------------------------------------------

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the following action was taken pursuant to a Written Consent of the Majority Stockholders of the Company:

1. A one for two hundred reverse stock split, to be effective as of the filing of an amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State, attached hereto as EXHIBIT A.

The Board of Directors has fixed the close of business on April 1, 2004, as the Record Date for determining the Stockholders entitled to Notice of the foregoing.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written Notice to stockholders pursuant to Section 228(e) of the DGCL. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.
                       By order of the Board of Directors,


                                             /s/ Scott Landow
                                             ------------------------------
April 1, 2004                                 Scott Landow
                                              Chief Executive Officer

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Information included in this Information Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.


                   CURRENT INFORMATION REGARDING THE COMPANY

The following is a description of the current operations of the Company.

Parentech was organized under the laws of Delaware in February 2000. Parentech's principal business is designing, developing and marketing products that enhance the development and well-being of infants. Parentech's first product, the Nature's CradleTM Sound and Motion System, or Nature's Cradle, is an infant environmental transition system that eases the stress experienced by infants in the post partum period by simulating certain aspects of the pre-birth environment. Parentech believes that Nature's Cradle markedly enhances the development and well-being of newborns as shown in extensive clinical trials.

On the basis of those trials, the U.S. Food and Drug Administration, or FDA, has cleared the following claims to be made about Nature's Cradle:

      o  Nature's Cradle babies cry 65% less;
      o Nature's Cradle babies are more alert and develop faster, as determined by standard, well-accepted neonatal development tests;
      o  Nature's Cradle babies sleep through the night sooner;
      o  Nature's Cradle babies sleep for longer intervals;
      o  Nature's Cradle babies have a lower incidence of colic.

Parentech does not believe that the FDA has approved any device that is competitive with Nature's Cradle that can assert such claims. Parentech believes its challenge will be to establish awareness of the product's value to parents of infants and convert that awareness into consumer demand. Parentech has developed a strategy that relies on placement of Nature's Cradle in hospitals, where Parentech believes large numbers of parents will experience its benefits. Parentech believes that parents' exposure to Nature's Cradle in the hospital will lead many of those parents to adopt Nature's Cradle for use at home once mother and child leave the hospital.

Parentech is initially focusing its marketing efforts in Asia, where mothers traditionally spend seven to 10 days in the hospital with their newborns. Parentech has chosen to enter into relationships with sales and marketing organizations that Parentech believes are recognized and well-established in their own markets to assist in implementing this strategy, rather than trying to create its own marketing and distribution system.

Parentech's overall business strategy is designed to take advantage of the inherent obstacles that independent inventors and start-up companies in the infant products market traditionally confront. The infant products market is dominated by a few relatively large, well-known companies that are responsible for the design, sales and marketing of many of the new products introduced each year. There are, however, a substantial number of products designed for this market by individual inventors and small entrepreneurs who have innovative ideas, but who often lack the market savvy or the financial and human resources to manufacture, market, and distribute their product profitably. It is often parents, pediatricians and nurses who observe the activities of young children who conceive products that could make their lives and those of their children easier, less stressful and more enjoyable. Yet these groups lack the know-how or resources to get their products successfully to market.

Parentech believes that the most daunting barrier for small entrepreneurs is the lack of a large enough distribution channel at an early stage to enable the product to be produced at a cost that will lead to profitability within an acceptable time frame. Most of these small entrepreneurs exhaust their limited capital on high cost prototypes and small runs of pre-production units, well before they can take advantage of the economies of scale associated with mass production. If they have any money left after working out production issues, it is quickly absorbed by initial marketing and distribution costs. Unless the product is an "instant success," it will usually not achieve sufficient market penetration in a short enough time frame to generate the cash flow critical to survival.

Parentech's strategy is designed to overcome this inherent problem by leveraging the FDA-endorsed efficacy of Nature's Cradle to create an international distribution consortium. The establishment of such a distribution network should allow Parentech to place its products, starting with Nature's Cradle, into many markets more rapidly than could be otherwise achieved. That, in turn, will enable Parentech to produce large enough quantities of a new product from the outset to realize economies of scale in production, thus accelerating the profitability of each new product line introduced. Parentech had an agreement with such a network in Japan, however that arrangement is currently on hold as of September 31, 2003. Parentech has received a purchase order from another network in Korea, and is in the process of establishing both manufacturing and distribution capability in Mainland China, however there is no such partner in place as of December 31, 2003.

These relationships, representing very large potential markets, would, on the basis of market penetration projections provided by the distribution networks themselves, enable Parentech to achieve quickly the volumes needed to benefit from the economies of scale in production. Parentech expects that similar relationships will be established over time in other major markets, such as the U.S, Western Europe and Latin America.

Successful introduction of Nature's Cradle is key to ensuring that these distribution networks will remain receptive to future products. Parentech decided that the Nature's Cradle is the right "first product" because it is a patented, differentiable, clinically proven and doctor-recommended technology. Parentech's management believes that Nature's Cradle is a very robust and universally applicable product, which makes it the right first product not only for its potential to succeed in its own right, but because it can serve as a platform for the introduction of a series of follow-on products.

NASD OTC Market

The Company's Common Stock is listed on the NASD OTC Electronic Bulletin Board under the symbol "PRNH." As of April 1, 2004, the high and low bid prices for the Common Stock as reported on the Electronic Bulletin Board was $0.03 and $0.03 respectively, which reflects inter dealer prices without retail mark-up, mark down or commissions and may not represent actual transactions. The Company has not declared or paid any cash dividends on the Common Stock.


RECENT EVENTS - AGREEMENT AND PLAN OF MERGER AND
REORGANIZATION WITH SOURCE ATLANTIC

On ____________, 2004, the Company, Source Atlantic Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company ("Merger Sub"), and Source Atlantic, Inc., a Delaware corporation ("Source"), entered into an Agreement and Plan of Merger and Reorganization (collectively, the "Merger Agreement"). The Merger Agreement was approved by the board of directors of each of the Company and Merger Sub.

Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into Source (the "Merger"), with Source as the surviving corporation of the Merger. As a result of the Merger, the outstanding shares of capital stock of each of Merger Sub and Source will be converted or canceled in the manner provided by the Merger Agreement, the separate corporate existence of Merge Sub will cease, and Source will continue unimpaired as the surviving corporation in the Merger as a wholly owned subsidiary of the Company. As a condition to effectuating the Merger, the Company is required to effect a one-for-two hundred (1:200) reverse stock split of the Company's issued and outstanding common stock. Please see the Current Report on Form 8-KSB filed therewith on ___________, 2004 for a copy of the Agreement and Plan of Merger and Reorganization.

                                  REVERSE SPLIT

MATERIAL TERMS OF THE REVERSE SPLIT

The Board has unanimously adopted and shareholders holding a majority of the Common Stock have approved a resolution to effect a one-for-two hundred (1:200) reverse stock split (the "Reverse Split") of the Common Stock. The Board and such shareholders believe that the Reverse Split is in the Company's best interests, principally because it may increase the trading price of the Common Stock. An increase in the price of the Common Stock may, in turn, generate greater investor interest in the Common Stock, thereby enhancing the marketability of the Common Stock to the financial community. In addition, the resulting reduction in the number of issued and outstanding shares of Common Stock will provide the Company with additional authorized but unissued shares which could be utilized for future acquisitions or mergers or to otherwise carry out the Company's business objectives. Further, it is a condition to the Merger Agreement that the Company effect the reverse stock split.

The immediate effect of the Reverse Split will be to reduce the number of presently issued and outstanding shares of Common Stock from approximately 43,397,293 to approximately 216,986. Although the Reverse Split may increase the market price of the Common Stock, no such increase can be assured or calculated. The market price of the Common Stock may not rise in proportion to the reduction in the number of shares outstanding as a result of the Reverse Split, nor can there be any assurances that the Reverse Split will lead to a sustained increase in the market price of the Common Stock. The market price of the Common Stock may also change as a result of other unrelated factors, including the Company's operating performance and other factors related to its business as well as general market conditions. There can be no assurances that all the terms and conditions of the Merger Agreement will be satisfied and the Merger be consummated.

Another potential benefit of the Reverse Split would be a substantial reduction in the transaction costs associated with trading in the Common Stock. In most cases, trading costs include both "brokers" trading commissions and the "indirect cost" of "dealer markup" - that is, the difference between the buying and selling prices of dealers in a given stock (the "bid-ask spread").
Further, the Board of Directors and the majority shareholders believe that the reduction in the number of shares of Common Stock outstanding, without any corresponding material alteration in the economic composition of the Company or the relative interests of the stockholders could enhance the public and institutional perception of the Company's Common Stock and thus generate investor interest.

The Reverse Split will affect all of the holders of the Company's Common Stock uniformly and will not affect any shareholder's percentage ownership interest in the Company or proportionate voting power, except for insignificant changes that will result from the rounding of fractional shares either up or down.

The Reverse Split of the Common Stock is expected to become effective on or about April ___, 2004 (the "Effective Date"). Upon the Effective Date, the Company will notify the National Association of Securities Dealers, requesting that the split be made effective on the Effective Date. The Reverse Split will take place on the Effective Date without any action on the part of the holders of the Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each shareholder is entitled to receive as a result of the Reverse Split. New certificates of Common Stock will not be issued at this time.

No fractional shares will be issued in connection with the Reverse Split. Shareholders who would otherwise be entitled to receive fractional shares because they hold a number of shares of Common Stock that is not evenly divisible by 5 will have the number of new shares to which they are entitled rounded to the nearest whole number of shares. The number of new shares will be rounded up if the fractional share is equal to or greater than 0.5 and rounded down if the fraction is less than 0.5. No shareholders will receive cash in lieu of fractional shares.

The Company cannot predict whether the Reverse Split will increase the market price for the Common Stock. The history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that:

      o the market price per share of the Common Stock after the Reverse Split will rise in proportion to the reduction in the number of shares of the Common Stock outstanding before the Reverse Split;

      o will not adversely impact the market price of the Common Stock as a result of negative investor opinion;

      o the Reverse Split will result in a per share price that will attract brokers and investors who do not trade in lower priced shares;


      o the Reverse Split will result in a per share price that will increase the Company's ability to attract and retain employees and other service providers; and

      o will satisfy the Company's obligation pursuant to the Merger Agreement to effect this reverse stock split.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following summary of certain material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock are held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended. The tax treatment of a shareholder may vary depending on the facts and circumstances of such shareholder.

EACH SHAREHOLDER IS URGED TO CONSULT WITH SUCH SHAREHOLDER'S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.

No gain or loss should be recognized by a shareholder as a result of the Reverse Split. The aggregate tax basis of the shares received in the Reverse Split will be the same as the shareholder's aggregate tax basis in the shares exchanged. The shareholder's holding period for the shares received in the Reverse Split will include the period during which the shareholder held the shares surrendered as a result of the Reverse Split. The Company's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each shareholder, depending on the state in which such shareholder resides.

APPRAISAL RIGHTS

Pursuant to the Delaware General Corporation Law, the holders of the Common Stock are not entitled to dissenters' rights in connection with the Reverse Split. Furthermore, the Company does not intend to independently provide those stockholders with any such rights.

INTERESTS OF CERTAIN PERSONS IN THE REVERSE SPLIT

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Restated Certificate of Incorporation and take all related actions which is not shared by all other holders of the Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Parentech, prior to the Merger with Premier Classic Art, Inc., entered into a consulting agreement with Chardan Ventures, LLC. Among the principals of Chardan Ventures is Richard D. Propper, MD, who also served as a member of the board of the Company from November 6, 2002 until December 20, 2002, and as a member of the board of Parentech from its inception until December 20, 2002. Another of Chardan's principals is Daniel P. Beharry, who served as director of and Secretary to the Company until December 20, 2002. Under that agreement, the Company is obligated to pay Chardan Ventures a fixed monthly sum in exchange for Chardan's performing consulting services. The Company paid Chardan Ventures $121,467 under the agreement during the year ended December 31, 2001 and $0 during the year ended December 31, 2002.

Dr. Propper has loaned money to the Company from time to time under a revolving line of credit. On February 25, 2003, the Company's Board of Directors, in consideration of Dr. Propper's forbearance of his rights to enforce a default under the revolving credit line, granted to Dr. Propper a security interest in the assets of the Company. At the time that this security interest was granted, Dr. Propper was no longer a member of the Company's Board of Directors.

In December 2001 Dr. Propper loaned to Parentech a portion of the refundable transaction fee that was paid to Premier upon the signing of the memorandum of understanding outlining the terms of the proposed merger between Premier and Parentech. On March 1, 2002, all parties concerned agreed that the transaction fee would be made non-refundable. In exchange for those agreements, the Company issued 495,608 shares of its common stock and 186,000 shares of Premier preferred stock to persons designated by Dr. Propper to receive them, including Daniel P. Beharry, who at the time was Secretary and a director of Parentech, and Scott D. Landow, who at the time was President and a director of Parentech. In August 2002, Premier entered into an agreement with certain of its creditors pursuant to which those creditors would release all but $1.00 of their respective claims against Premier in exchange for the pro rata transfer to them of all of the stock of the Company's wholly owned subsidiary, Cool Classics, Inc. Creditors of the Company who participated in that transaction included Charles F. Trapp, who was President, Chief Executive Officer and a director of Premier at the time.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information known to us about the beneficial ownership of our common stock as of April ___, 2004 for: (1) each person, entity or group that is known by us to beneficially own five percent or more of our common stock; (2) each of our directors (and former directors, as applicable);
(3) each of our named executive officers (and former officers, as applicable) as defined in Item 402(a)(2) of Regulation S-B; and (4) our directors and executive officers as a group. To the best of our knowledge, each stockholder identified below has voting and investment power with respect to all shares of common stock shown, unless community property laws or footnotes to this table are applicable.

                                                                                 Percentage of
                                             Nature of                               Shares
                                             Beneficial     Number of Shares      Beneficially
Directors and Officers (1)                   Ownership     Beneficially Owned       Owned (1)
---------------------------------------      ----------    ------------------     -------------

Scott D. Landow
c/o Parentech, Inc.
777 South Highway 101, Suite 215
Solana Beach, CA  92075  ..............      Direct           1,616,700               3.73%

Richard D. Propper, MD
c/o Parentech, Inc.
777 South Highway 101, Suite 215
Solana Beach, California  92075........      Direct           2,741,472               6.32%

Charles Smith
c/o Parentech, Inc.
777 South Highway 101, Suite 215
Solana Beach, CA 92075........               Direct             189,844               0.004%

Acorn Technology Fund
777 South Highway 101, Suite 215
Solana Beach, CA  92075.......               Direct           5,460,000              12.58%

Penny Lane Partners
777 South Highway 101, Suite 215
Solana Beach, CA  92075........              Direct           2,789,265               6.43%

Total Directors and Executive
 Officers as a group...................      Direct           1,616,700               3.73%


 (1) Applicable percentage of beneficial ownership is based on shares outstanding as of April __, 2004. Beneficial ownership is determined in accordance with rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days after April __, 2004 are deemed outstanding, but are not deemed outstanding for computing the percentage of any other person.

                          DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock.

The following is a summary of some of the provisions of the Company's Common Stock and of its restated certificate of incorporation.

The holders the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the board out of funds legally available therefor. In the event of the Company' liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of Common Stock have no preemptive rights or rights to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

Immediately following the effectuation of the Reverse Split as described previously, there will be approximately 216,986 shares of Common Stock issued and outstanding.

                             SOLICITATION OF PROXIES

The Company is facilitating the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's common stock.


                              STOCKHOLDER PROPOSALS

The Board has not yet determined the date on which the next annual meeting of stockholders of the Company will be held. Any proposal by a stockholder intended to be presented at the Company's next annual meeting of stockholders must be received at the offices of the Company a reasonable amount of time prior to the date on which the information or proxy statement for that meeting are mailed to stockholders in order to be included in the Company's information or proxy statement relating to that meeting.


By Order of the Board of Directors,


                  /s/ Scott Landow
                  ----------------------------
                  Scott Landow,  Chief Executive Officer
                  and Director
                  April 1, 2004

                                   EXHIBIT A
                          CERTIFICATE OF AMENDMENT TO
          THE RESTATED CERTIFICATE OF INCORPORATION OF PARENTECH, INC.
                                   * * * * *

Parentech, Inc. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

FIRST: That the Board of Directors of the Company has approved and its Stockholders having a right to vote thereon have ratified a resolution duly amending the Certificate of Incorporation of the Company, as follows:

RESOLVED, that the stockholders consider and vote upon a proposal to amend the Company's Restated Certificate of Incorporation providing for a 1-for-200 reverse stock split of its shares of common stock;

SECOND: That a new article of the Certificate of Incorporation reading as follows shall be added thereto:

Pursuant to the resolution for a reverse stock split approved by the Stockholders of the Corporation, the Board of Directors of the Corporation, acting by Unanimous Written Consent dated__________, 2004, declared a 1-for-200 reverse stock split effective upon the filing of this certificate of amendment.

THIRD: That a majority of the Company's Stockholders have approved the amendment to the Certificate of Incorporation (the "Amendment") pursuant to Section 242 of the General Corporation Law of the State of Delaware (the "GCL").

FOURTH: That the capital of the Company shall not be reduced under or by reason of said Amendment.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Scott Landow, its Chief Executive Officer, this __day of ___________, 2004.

By:

                                   /s/ Scott Landow
                                   -----------------------------
                                   Scott Landow, Chief Executive Officer